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                                                                       EXHIBIT 5

                                 August 27, 1998

The Timken Company
1835 Dueber Avenue, S.W.
Canton, Ohio  44706-2798

      Re: THE TIMKEN COMPANY - LATROBE STEEL COMPANY SAVINGS AND INVESTMENT PENSION PLAN

Ladies and Gentlemen:

                  We have acted as counsel to The Timken Company, an Ohio corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 to register 1,250,000 shares of the Company's common stock without par value ("Common Stock") to be issued or transferred and sold under The Timken Company - Latrobe Steel Company Savings and Investment Pension Plan, as amended (the "Plan"). We have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion, and based thereon, we are of the opinion that the shares of Common Stock that may be issued or transferred and sold by the Company to the Trustee (as defined in the Plan) pursuant to the Plan will be, when issued or transferred and sold in accordance with the Plan, duly authorized, validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8.

                                     Very truly yours,

                                     Jones, Day, Reavis & Pogue